EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, registering 330,000 shares of Obie Media Corporation common stock, of our report dated January 30, 1998 included in Obie Media Corporation's Form 10-KSB for the year ended November 30, 1997, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP


Portland, Oregon
March 16, 1998
























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